Exhibit 10.2

PROMISSORY NOTE

$1,100,000.00	October 31, 2012
Anchorage, Alaska

FOR VALUE RECEIVED, the undersigned, POLAR PETROLEUM (AK) CORP. promises to pay to the order of SAMUEL H. CADE and DANIEL K. DONKEL (the “Holders”) the principal sum of ONE MILLION ONE HUNDRED THOUSAND and no/100s  Dollars (US $1,100,000.00) together with interest at the annual rate of three-tenths of one percent (0.30%), which shall be due and payable to the Holders on the following dates and in the indicated amounts, unless sooner paid or extended by the Holders:

$125,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the third month after the date of this Note;
$125,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the sixth month after the date of this Note;
$125,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the ninth month after the date of this Note;
$125,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the twelve month after the date of this Note;
$100,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the 15th month after the date of this Note;
$100,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the 18th month after the date of this Note;
$100,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the 21st month after the date of this Note; and
$300,000 in principal plus accrued interest on the unpaid principal shall be due and payable on or before the last day of the 24th month after the date of this Note (the “Maturity Date”).

All payments of principal and interest shall be made by wire transfer of immediately available funds  in accordance with the wire transfer instructions which the Holders authorized and provided in connection with the closing of the Purchase Agreement dated effective as of October 10, 2012, or shall be made pursuant to such other wire transfer instructions as the Holders shall jointly designate in writing.

AT THE OPTION of the Holders, the payment of all principal and interest due in accordance with the terms of this Note shall be accelerated and shall immediately be due and payable, without notice or demand, upon any default in the payment provided for herein subject to a ten (10) day grace period.

AFTER MATURITY or acceleration, unpaid principal and accrued interest shall bear interest at the rate of ten percent (10%) per annum until paid in full. The undersigned agrees to pay to the Holder on demand all costs and expenses (including reasonable attorney’s fees), if any, paid or incurred by the Holder hereof in connection with the enforcement of any of the rights and remedies of the Holder under this Note.

THE UNDERSIGNED shall have the right to make prepayments of principal in an amount not less than $100,000 at any time without premium or penalty, provided that such prepayment shall not defer or postpone the scheduled date of payment for any remaining installment payment provided for herein.

THIS NOTE is secured by the terms and provisions set forth under that certain Purchase Agreement dated effective as of October 30, 2012 by and between the Holders and the undersigned.

THE UNDERSIGNED hereby waives demand and presentment for payment, notice of dishonor, protest, notice of acceleration and diligence in collection and consents to any extension or modification of time for payment or partial payment of this Note, before, at or after maturity, to the addition or release of any other party primarily or secondarily liable for the payment of the indebtedness evidenced by this Note. This Note shall be governed by and construed in accordance with the laws of the State of Alaska.

EXECUTED on this 31st day of October, 2012.

POLAR PETROLEUM (AK) CORP., an Alaska corporation

By:	/s/ Daniel Walker
Daniel Walker, President